
William M. Cameron [2]
(WMC)
Lynda L. Cameron [3]
(LLC)
Cameron Associates, Inc.
50% WMC; 50% LLC – OK
Sole General Partner
73-1533495
Cameron Enterprises A Limited Partnership[1]
(CELP) – OK
73-1267299
American Fidelity Pension Administrator, Inc.
100% - OK
73-1191065
American Fidelity Corporation
94% - NV
73-0966202
BTECH Warehouse, L.L.C.
100% - OK
73-1267299
AF Professional Employment Group, LLC
100% - OK
26-2357874
Alcott HR Group, LLC
75% - DE
26-1638437
Apple Creek Apartments, Inc.
100% - OK
73-1408485
AF Apartments, Inc.
100% - OK
73-1512985
American Fidelity Community Services, Inc.
100% - OK
26-0381859
American Fidelity General Agency, Inc.
100% - OK
73-1352431
American Fidelity Assurance Company (Insurance Company)
100% - OK
73-0714500
NAIC 60410
American Public Life Insurance Company (Insurance Company)
100% - OK
64-0349942
NAIC 60801
Market Place Realty Corp.
100% - OK
73-1160212
Health Services Administration, LLC
100% - OK
20-1805275
American Fidelity International Holdings, Inc.
100% - OK
73-1421879
Vintage Oakville Cross, LLC
100% - CA
Balliet's, LLC
40.5% - OK
73-1529608
American Fidelity Securities, Inc.
100% - OK
73-0783902
First Financial Securities of America, Inc.
100% - TX
76-0055292
Hawaii Development, LLC
100% - OK
American Fidelity Offshore Investments, Ltd.
100% - Bermuda
American Fidelity Int'l (Bermuda) Ltd.
100% - Bermuda
Mari El Development Corp. Limited
50% - Cyprus
American Fidelity (China), Ltd.
100% - Bermuda
American Fidelity (Cyprus), Ltd.
100% -Cyprus
Cameron International Ltd. - (CIL)
85% - Malaysia
Cameron Holdings (Thailand) Ltd. - (CHL)
100% - Thailand
Cameron Asia Reinsurance Brokers Ltd.
100% - Malaysia
Trafalgar International Ltd.
65% - CHL
35% CIL - Thailand
Enrollcom, Inc.
100% - OK
73-1575385
American Fidelity Property Company
100% - OK
73-1290496
Oklahoma Winery Partners, LLC
100% - OK
27-1517182
Lancet Entertainment, LLC
100% - OK
ASC Holding, LLC
100% - OK
73-1528120
American Fidelity Administrative Services, LLC
100% - OK
45-5076454
Home Rentals, Inc.
100% - OK
73-1364266
Virgo Capital Partners OKC LLC
45% - OK
20-4056513
Digitouch Innovations, LLC
35% - OK
26-2086105
Briarwood Holdings, LLC
100% - OK
Broadway Tech, LLC
100% - OK
American Fidelity Property Services, LLC
100% - OK
26-0422218
InvesTrust, NA
100% - OK
73-1546867
Asset Services Co. LLC
100% - OK
73-1547246
Oklahom@ Data Services, LLC
100% - OK
73-1590280
HR Investment Properties, LLC
100% - OK
90-0546920
Lancet Investment Properties, LLC
100% - OK
9000 Broadway LLC
100% - OK

[1] Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd William M. Cameron Revocable Trust, WMC 2004 Family Trusts, WMC Children Minors Trusts, Lynda L. Cameron Revocable Trust, LLC 2005 Family Trusts

[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.

[3] Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include one of the following: LLC or LC